Exhibit (e)(ii) under Form N-1A
                                        Exhibit 1 under Item 601/Reg. S-K


Portfolio name changed to Market Plus Core Fund, effective 3/31/05


                     Federated Core Trust II, L.P.,
         on behalf of its portfolio, Federated Market Plus Fund
                        Federated Investors Funds
                          5800 Corporate Drive
                        Pittsburgh, PA 15237-7000

                                          March 1, 2005


Federated Securities Corp.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

Ladies and Gentlemen:

Re:         EXCLUSIVE PLACEMENT AGENT AGREEMENT
            -----------------------------------

This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned Federated Market Plus Fund, a portfolio of Federated Core Trust II, L.P. (the "Partnership"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a limited partnership under the laws of the State of Delaware, has agreed that Federated Securities Corp., a Pennsylvania corporation ("FSC"), shall be the exclusive placement agent (the "Exclusive Placement Agent") of beneficial interests ("Partnership Interests") of Federated Market Plus Fund.

1.          Services as Exclusive Placement Agent.

            1.1 FSC will act as Exclusive Placement Agent of the Partnership Interests. In acting as Exclusive Placement Agent under this Exclusive Placement Agent Agreement, neither FSC nor its employees or any agents thereof shall make any offer or sale of Partnership Interests in a manner which would require the Partnership Interests to be registered under the Securities Act of 1933, as amended (the "1933 Act").

            1.2 All activities by FSC and its agents and employees as Exclusive Placement Agent of Partnership Interests shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

            1.3 Nothing herein shall be construed to require the Partnership to accept any offer to purchase any Partnership Interests, all of which shall be subject to approval by the Partnership's Board of Trustees.

            1.4 The Partnership shall furnish from time to time for use in connection with the sale of Partnership Interests such information with respect to the Partnership and Partnership Interests as FSC may reasonably request. The Partnership shall also furnish FSC upon request with: (a) unaudited semiannual statements of the Partnership's books and accounts prepared by the Partnership, and (b) from time to time such additional information regarding the Partnership's financial or regulatory condition as FSC may reasonably request.

            1.5 The Partnership represents to FSC that all registration statements filed by the Partnership with the Commission under the 1940 Act with respect to Partnership Interests have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission, as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Partnership. The Partnership represents and warrants to FSC that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Partnership Interests. The Partnership may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Partnership's counsel, be necessary or advisable. If the Partnership shall not propose such amendment and/or supplement within fifteen days after receipt by the Partnership of a written request from FSC to do so, FSC may, at its option, terminate this Agreement. The Partnership shall not file any amendment to any registration statement without giving FSC reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Partnership's right to file at any time such amendment to any registration statement as the Partnership may deem advisable, such right being in all respects absolute and unconditional.

            1.6 The Partnership agrees to indemnify, defend and hold FSC, its several officers and directors, and any person who controls FSC within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, the "Covered Persons") free and harmless from and against any and all claims, demand, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or (ii) any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Partnership's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Partnership by FSC in its capacity as Exclusive Placement Agent for use in the answers to any items of any registration statement or in any statements made in any Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Partnership's agreement to indemnify FSC and the Partnership's representation and warranties hereinbefore set forth in paragraph 1.5 shall not be deemed to cover any liability to the Partnership or its investors to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Partnership shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Partnership, Federated Investors Funds, 5800 Corporate Drive, Pittsburgh, PA 15237-7000, Attention: Secretary, with a copy to Matthew G. Maloney, Esq., Dickstein, Shapiro & Morin, L.L.P., 2101 L Street, N.W., Washington, DC 20037, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Partnership of any such action shall not relieve the Partnership
(i) from any liability except to the extent the Partnership shall have been prejudiced by such failure, or (ii) from any liability that the Partnership may have to the Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission, otherwise than on account of the Partnership's indemnity agreement contained in this paragraph. The Partnership will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Partnership and approved by FSC, which approval shall not be unreasonably withheld. In the event the Partnership elects to assume the defense in any such suit and retain counsel of good standing approved by FSC, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Partnership does not elect to assume the defense of any such suit, or in case FSC reasonably does not approve of counsel chosen by the Partnership, the Partnership will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by FSC or the Covered Persons. The Partnership's indemnification agreement contained in this paragraph and the Partnership's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Partnership Interests. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Partnership agrees to notify FSC promptly of the commencement of any litigation or proceedings against the Partnership or any of its officers or Trustees in connection with the issue and sale of any Partnership Interests.

            1.7 FSC agrees to indemnify, defend and hold the Partnership, its several officers and trustees, and any person who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, the "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act, common law, or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on (i) any untrue statement of a material fact contained in information furnished in writing by FSC in its capacity as Exclusive Placement Agent to the Partnership for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material, or (ii) any omission to state a material fact in connection with such information furnished in writing by FSC to the Partnership required to be stated in such answers or necessary to make such information not misleading. FSC shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to FSC at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention: Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify FSC of any such action shall not relieve FSC (i) from any liability except to the extent that FSC shall have been prejudiced by such failure, or (ii) from any liability that FSC may have to Covered Person against whom such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of FSC's indemnity agreement contained in this paragraph. FSC will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing approved by the Partnership, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case FSC does not elect to assume the defense of any such suit, or in case the Partnership reasonably does not approve of counsel chosen by FSC, FSC will reimburse the Covered Person named as defendant in such suit, for the fees and expenses of any counsel retained by the Partnership or the Covered Persons. FSC's indemnification agreement contained in this paragraph and FSC's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Partnership Interests. This agreement of indemnity will insure exclusively to Covered Persons and their successors. FSC agrees to notify the Partnership promptly of the commencement of any litigation or proceedings against FSC or any of its officers or directors in connection with the issue and sale of any Partnership Interests.

            1.8 No Partnership Interests shall be offered by either FSC or the Partnership under any of the provisions of this Agreement and no orders for the purchase or sale of Partnership Interests hereunder shall be accepted by the Partnership if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Partnership's obligation to redeem Partnership Interests from any investor in accordance with the provisions of the Partnership's registration statement or Declaration of Trust, as amended from time to time. The Partnership shall notify FSC promptly of the suspension of the registration statement or any necessary amendments thereto, such notification to be given by letter or telegram addressed to FSC at Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779, Attention: Secretary.

            1.9 The Partnership agrees to advise FSC as soon as reasonably practical by a notice in writing delivered to FSC or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

                  (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Partnership of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statements of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

                  (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

            For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

            1.10 FSC agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Partnership all records and other information not otherwise publicly available relative to the Partnership and its prior, present or potential investors and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Partnership, which approval shall not be unreasonably withheld and may not be withheld where FSC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Partnership.

            1.11 In addition to FSC's duties as Exclusive Placement Agent, the Partnership understands that FSC may, in its discretion, perform additional functions in connection with transactions in Partnership Interests.

            The processing of Partnership Interest transactions may include, but is not limited to, compilation of all transactions from FSC's various offices; creation of a transaction tape and timely delivery of it to the Partnership's transfer agent for processing; reconciliation of all transactions delivered to the Partnership's transfer agent; and the recording and reporting of these transactions executed by the Partnership's transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

            FSC may also provide other investor services, such as communicating with Partnership investors and other functions in administering customer accounts for Partnership investors.

            FSC understands that these services may result in cost savings to the Partnership or to the Partnership's investment manager and neither the Partnership nor the Partnership's investment manager will compensate FSC for all or a portion of the costs incurred in performing functions in connection with transactions in Partnership Interests. Nothing herein is intended, nor shall be construed, as requiring FSC to perform any of the foregoing functions.

            1.12 Except as set forth in paragraph 1.6 of this Agreement, the Partnership shall not be liable to FSC or any Covered Persons as defined in paragraph 1.6 for any error of judgment or mistake of law or for any loss suffered by FSC in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of the Partnership in the performance of its duties or from reckless disregard by the Partnership of its obligations and duties under this Agreement.

            1.13 Except as set forth in paragraph 1.7 of this Agreement, FSC shall not be liable to the Partnership or any Covered Persons as defined in paragraph 1.7 for any error of judgment or mistake of law or for any loss suffered by the Partnership in connection with the matters to which this Agreement relates, except a loss resulting from the willful misfeasance, bad faith or gross negligence on the part of FSC in the performance of its duties or from reckless disregard by FSC of its obligations and duties under this Agreement.

2.          Term.

            This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue until February 28, 2006, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Partnership's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act) of the Partnership's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Partnership's Trustees who are not interested persons (as defined in the 1940 Act) of the Partnership and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board, by a vote of a majority (as defined in the 1940
Act) of the Partnership's outstanding voting securities, or by FSC. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

3.          Representations and Warranties.

            FSC and the Partnership each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

4.          Concerning Applicable Provisions of Law, etc.

            This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

            The laws of the Commonwealth of Pennsylvania shall, except to the extent that any applicable provisions of Federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

            FSC agrees to maintain the security and confidentiality of nonpublic personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. FSC agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specified law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Funds, in each instance in furtherance of fulfilling FSC's obligations under this contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

            The undersigned officer of the Partnership has executed this Agreement not individually, but solely in the capacity of an officer of the Partnership under the Partnership's Declaration of Trust, as amended. Pursuant to the Declaration of Partnership the obligations of this Agreement are not binding upon any of the Trustees or investors of the Partnership individually, but bind only the trust estate.

            If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

                              Yours very truly,

                              FEDERATED MARKET PLUS FUND,
                              a portfolio of FEDERATED CORE TRUST II,
L.P.


                              By:  /s/ J. Christopher Donahue
                                 ---------------------------------
                              Name:  J. Christopher Donahue
                              Title:  President


Accepted:

FEDERATED SECURITIES CORP.


By:  /s/ James. F. Getz
   ---------------------------
Name:  James F. Getz
Title:   President - Broker/Dealer